EXHIBIT 99.1

For Immediate Release

Investor Contact: Dave Staples Executive Vice President & CFO (616) 878-8319	Media Contact: Jeanne Norcross Director Corporate Communications (616) 878-2830

Spartan Stores Explores Alternatives for its
Food Town Retail Grocery Stores

GRAND RAPIDS, MICHIGAN-February 4, 2003- As part of a strategic review process, Spartan Stores, Inc., (Nasdaq: SPTN) announced today that it is working with The Food Partners, an investment banking firm specializing in the food industry, to explore alternative strategies related to its Food Town retail grocery stores. This exploration process does not include the Company's 21 deep discount stores operating under the Pharm banner.

Following a comprehensive review of its retail and distribution business segments, the Company has decided to take more decisive actions regarding its Food Town retail grocery stores in Northwest Ohio and Southeast Michigan.

"We are diligently working to implement the best possible solution for 39 Food Town retail grocery stores in Northwest Ohio and Southeast Michigan," stated Spartan Stores' Chairman, President, and Chief Executive Officer James B. Meyer. "All options under consideration are intended to more rapidly return our overall retail operations to profitability."

The Company also announced plans to close its Ohio distribution operations during its fiscal 2003 fourth quarter as part of continuing efforts to reduce operating costs and improve operational efficiency in its distribution business segment. The planned warehouse facility closings are expected to improve capacity utilization and fixed cost leverage at the Company's Grand Rapids and Plymouth, Michigan distribution facilities. The warehouse consolidation efforts, which began with selected items during this past year, will continue and now include all products and services currently provided from the Company's Ohio facilities. Independent retail grocery store customers are not served by the Ohio distribution operations and the Company does not expect the consolidation to temper its ability to attract new customers.

Based on the performance trend of its retail operations, the Company expects to report non-cash charges to goodwill and other asset balances for its fiscal 2003 third quarter ended January 4, 2003.

Spartan Stores, Inc., (Nasdaq:SPTN) Grand Rapids, Michigan, owns and operates 94 supermarkets and 21 deep-discount drug stores in Michigan and Ohio, including Ashcraft's Markets, Family Fare Supermarkets, Food Town, Glen's Markets, Great Day Food Centers, Prevo's Family Markets and The Pharm. The Company also distributes more than 40,000 private-label and national brand products to more than 330 independent grocery stores and serves as a wholesale distributor to 6,600 convenience stores.

This press release contains forward-looking statements about Spartan Stores' plans, strategies, objectives, goals, and expectations. These forward-looking statements are identifiable by words or phrases indicating that Spartan Stores or management "expects," "anticipates," "projects," "plans," "believes," "intends," or is "optimistic", that a particular occurrence "may," "could" or "will likely" result; that a particular event "may" or "will likely" occur in the future; that a subject will be "explored" or "considered" or is an "option"; or similarly stated expectations. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially. Our ability to strengthen our retail store performance, particularly in our southern retail division; improve sales growth; increase profit margin; reduce operating cost structures; identify and implement successful strategies; improve operational efficiency, capacity utilization and fixed cost coverage; service customers from consolidated warehouses; and implement the other plans strategies, objectives, goals or expectations described in this press release will be affected by, among other factors, competitive pressures among food retail and distribution companies; changes in economic conditions generally or in the markets and geographic areas that we serve; integration of our acquisitions and our retail and distribution operations; adverse effects of the changing food and distribution industries; sales declines; loss of customers or suppliers; changes in the interest rate environment; continued compliance with our credit facility; and labor shortages or stoppages. Additional information about these and other factors that may adversely effect these forward-looking statements are contained in Spartan Stores' reports and filings with the Securities and Exchange Commission. Spartan Stores undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release.